Exhibit 99.1

Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Record Annual and Fourth Quarter 2021 Originations of $3.2 Billion and $1.6 Billion, respectively

New York City, NY – January 7, 2022 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced the Company closed a record $1.6 billion of commitments in the fourth quarter of 2021, resulting in record annual originations of 95 loans totaling approximately $3.2 billion of commitments for the year.

Michael Comparato, Head of Commercial Real Estate for Benefit Street Partners, L.L.C., the Company’s external manager, stated: “FBRT’s record originations of $3.2 billion in 2021 with $1.6 billion of that amount coming in the fourth quarter further proves the strength of our middle-market commercial real estate lending strategy. We begin 2022 with a robust pipeline and are confident we will continue to deliver attractive risk-adjusted returns for our stockholders.”

Fourth Quarter 2021 Activity

•	Originated and funded a record $1.5 billion with an additional $100 million of future funding obligations, relating to 38 floating-rate loans.

o	The 38 loans have a stabilized loan-to-value (“LTV”) and yield (1) of 63.6% and 4.0%, respectively.
o	93% of fourth quarter new originations were multifamily.
•	As of quarter end, 70% of the loan portfolio was invested in multifamily credits.
•	Funded approximately $39 million for loans closed prior to the fourth quarter.
•	Received $532 million from loan repayments and dispositions.
•	Closed merger with Capstead Mortgage Corporation on October 19, 2021, increasing our total common and preferred equity to over $1.8 billion at time of closing and listing our common stock on the New York Stock Exchange.
•	Called BSPRT 2018-FL3, a Commercial Real Estate Collateralized Loan Obligation (“CRE CLO”), on December 15, 2021.
•	Closed BSPRT 2021-FL7, a $900 million managed CRE CLO, on December 21, 2021. The CLO advance rate was 80.25% and the weighted average cost of funds was 1.64%.
•	Declared a $0.355 cash dividend on common stock representing a 9.5% annualized yield on 12/31/2021 closing stock price and an 8.0% annualized yield on 9/30/2021 book value.

1. Yield is defined as: (i.) current spread of the loan plus (ii.) any applicable index or index floor plus (iii.) origination and exit fees amortized over the initial maturity term of the loan.

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2021, FBRT had over $3 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Templeton. For further information, please visit www.fbrtreit.com.

Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of FBRT stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the risks and important factors contained and identified in FBRT’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. FBRT does not undertake any obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

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